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                                 EXHIBIT 23(a)

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                            INDEPENDENT ACCOUNTANTS
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors

     CDW Computer Centers, Inc.

     We consent to the incorporation by reference in the registration statement of CDW Computer Centers, Inc. on Form S-3 of our report dated January 22, 1998, on our audits of the consolidated financial statements and financial statement schedule of CDW Computer Centers, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in the 1997 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" in the Prospectus contained in this registration statement on Form S-3.

                                          PricewaterhouseCoopers LLP

Chicago, Illinois
July 28, 1998